UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

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Cord Blood America, Inc.

 (Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite 700, Santa Monica, CA  90401

 (Address of Principal Executive Office) (Zip Code)

(310) 432-4090

 (Registrant’s telephone number, including area code)

With copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700 (212) 930-9725 (fax)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2009, Cord Blood America, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment”) with Enable Growth Partners LP (“Enable”), pursuant to which the Company and Enable agreed to amend certain terms of the Company’s debentures currently held by Enable.  These debentures were originally issued by the Company in December 2005 and were subsequently acquired by Enable in November 2007 and April 2009 from the investor to which they were originally issued.

Pursuant to the Amendment, the Company and Enable agreed to combine the current principal and interest outstanding under the debentures acquired by Enable in November 2007 and April 2009 into one debenture (the “Debenture”).  The Company and Enable also agreed to extend the maturity date on the Debenture from December 23, 2008 to November 30, 2010.  In addition, the Company and Enable agreed that the conversion price of the Debenture shall be the lesser of (i) $0.0086 or (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the 30 trading days immediately preceding the conversion.  Enable also agreed to waive its right to pursue any actual damages or declare an event of default for the Company’s failure to comply with any terms of the Debenture that occurred prior to or existed as of May 1, 2009 (the “Waiver”).  In consideration for the Waiver, the Company agreed to issue an aggregate of 20,000,000 shares of its common stock to Enable.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following document is filed as an exhibit to this report:

99.1

Amendment Agreement by and among Enable Growth Partners LP and the Company dated May 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler Chief Executive Officer

Date:  May 4, 2009